UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2008

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e) On March 10, 2008, Tully’s Coffee Corporation (“Tully’s”) finalized and entered into a service agreement with Pinnacle Management, Inc. and Carl Pennington, Sr., regarding Mr. Pennington’s service as president of Tully’s. Pinnacle Management is a corporation through which Mr. Pennington’s provides personal services.

Under the terms of the agreement, Tully’s will pay Pinnacle Management a fee of $24,166.66 per month (the “Monthly Fee”), or $290,000 annually, in consideration for Mr. Pennington’s service to Tully’s. In addition, Tully’s will grant Mr. Pennington an option to purchase 62,500 shares of Tully’s common stock, which option will vest and become exercisable in five equal increments of 12,500 shares, beginning on the first anniversary of the grant date. The exercise price per share for the option is the fair market value of Tully’s common stock as of the grant date, as determined by the Board of Directors. Tully’s will pay Pinnacle Management an additional $600 per month for Mr. Pennington’s monthly vehicle costs and reimburse Mr. Pennington for actual out of pocket expenses reasonably related to carrying on his duties and responsibilities as Tully’s President. Mr. Pennington will not be eligible for medical, dental, and certain other employee benefits that Tully’s provides to its employees.

The agreement provides further that, in the event of “change in control,” Pinnacle Management will be entitled to receive a termination fee equal to the greater of (a) $145,000 or (b) the aggregate Monthly Fee for the remaining term of the Agreement. In addition, Mr. Pennington’s options will vest and become fully exercisable upon a change in control. The agreement defines “change in control” to mean (x) a sale of substantially all of the assets of Tully’s to a third party other than as part of a transfer of said assets to an entity directly or indirectly controlled by existing Tully’s shareholders holding a majority of the outstanding shares of the common voting stock of Tully’s, or (y) a sale of more than fifty percent (50%) of the outstanding voting stock of Tully’s to one or more third parties in a single transaction or series of transactions.

The service agreement has a term of one year, renewing annually based on mutual agreement between Tully’s and Mr. Pennington.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

10.1	Service Agreement between Tully’s Coffee Corporation, Pinnacle Management, Inc., and Carl Pennington, Sr., regarding Mr. Pennington’s service as Tully’s president.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: March 10, 2008	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Vice-President and Chief Financial Officer

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